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                                                                      Exhibit 12


Computation of Ratio of Earnings to Fixed Charges
(amounts in millions, except ratios)

                                                                                  Three Months
                                                                                     Ended
                                                                                   March 31,
                                                                                     2003
                                                                             ---------------------
Income (loss) from continuing operations before income taxes and
     minority interests                                                                    $ (7.5)
Add (deduct) earnings of less than 50% owned affiliates (net of
     distributed earnings) included in pretax income                                            0
Add losses of less than 50% owned affiliates included in pretax
     income                                                                                     0
Add fixed charges, net of capitalized interest                                               10.2
Add previously capitalized interest amortized during the period                               0.2
                                                                             ---------------------
Earnings                                                                                   $  2.9
Gross interest expense including capitalized interest plus
    amortization of capitalized fees (fixed charges)                                         10.2
Ratio of earnings to fixed charges                                                             (a)


(a) - Earnings were inadequate to cover fixed charges by $7.3 million.